Exhibit 11.1
Computation of Earnings Per Common Share


(In thousands, except  per share data)
                                                                                    Quarter Ended               Six Months Ended
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                                                                                June 28,      June 29,        June 28,      June 29,
                                                                                  1998          1997            1998          1997
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
Average number of common shares used in basic calculation                        37,513        38,325          38,167        38,566
Net additional shares issuable pursuant to employee stock
      option plans at period-end market price                                        80           109              34           138
Shares issuable on assumed conversion of convertible
      preferred securities                                                        7,774         7,774           7,774         4,357
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Average number of common shares used in diluted calculation                      45,367        46,208          45,975        43,061
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Earnings before cumulative effect of change in accounting principle            $  6,325        10,224          44,864        17,492
Cumulative effect of change in accounting principle, net of tax benefit               -             -           1,461             -
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Net earnings                                                                      6,325        10,224          43,403        17,492
Distribution savings on assumed conversion of convertible
       preferred securities, net of income taxes                                  1,328         1,288           2,656         1,528
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Net earnings for computation of diluted earnings per common share              $  7,653        11,512          46,059        19,020
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Basic earnings before cumulative effect of change in accounting principle      $   0.17          0.27            1.18          0.45
Cumulative effect of change in accounting principle                                   -             -           (0.04)            -
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Basic earnings per common share                                                $   0.17          0.27            1.14          0.45
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Diluted earnings before cumulative effect of change in accounting principle    $   0.17          0.25            1.03          0.44
Cumulative effect of change in accounting principle                                   -             -           (0.03)            -
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Diluted earnings per common share                                              $   0.17          0.25            1.00          0.44
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